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                                                                    EXHIBIT 10.1

                  RESTRICTED STOCK AWARD NOTICE AND AGREEMENT

BOB EVANS FARMS, INC.        OPTIONEE:                                                AWARD NUMBER:
ID: 31-4421866                                                                        PLAN: FIRST AMENDED AND RESTATED
3776 SOUTH HIGH STREET                                                                      1998 STOCK OPTION AND
COLUMBUS, OH 43207                                                                          INCENTIVE PLAN
                                                                                      ID:

      EFFECTIVE _________________, YOU HAVE BEEN GRANTED A RESTRICTED STOCK AWARD CONSISTING OF _____________ SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF BOB EVANS FARMS, INC (THE "COMPANY"). YOU WILL NOT RECEIVE THE COMMON STOCK SUBJECT TO THIS RESTRICTED STOCK AWARD UNLESS AND UNTIL THE APPLICABLE VESTING CONDITIONS ARE SATISFIED. THESE VESTING CONDITIONS AND THE OTHER TERMS OF THIS RESTRICTED STOCK AWARD ARE EXPLAINED ON THE REVERSE SIDE OF THIS DOCUMENT.

                                      BOB EVANS FARMS, INC.

                                      BY:
                                         -------------------------------------
                                          STEWART K. OWENS
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                          DATE:

THIS RESTRICTED STOCK AWARD NOTICE AND AGREEMENT IS NOT A STOCK CERTIFICATE OR A NEGOTIABLE INSTRUMENT. THE STOCK SUBJECT TO THIS RESTRICTED STOCK AWARD NOTICE AND AGREEMENT CANNOT BE TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE ENCUMBERED UNTIL ALL APPLICABLE VESTING CONDITIONS ARE SATISFIED.

BY YOUR RECEIPT OF THIS RESTRICTED STOCK AWARD NOTICE AND AGREEMENT, YOU AND THE COMPANY AGREE THAT THIS RESTRICTED STOCK AWARD IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE BOB EVANS FARMS, INC. FIRST AMENDED AND RESTATED 1998 STOCK OPTION AND INCENTIVE PLAN, INCLUDING THE TERMS AND CONDITIONS SET FORTH ON THE REVERSE SIDE OF THIS RESTRICTED STOCK AWARD NOTICE AND AGREEMENT.

SECTION 409A OF THE INTERNAL REVENUE CODE ("SECTION 409A") IMPOSES SUBSTANTIAL PENALTIES ON PERSONS WHO RECEIVE SOME FORMS OF DEFERRED COMPENSATION. YOUR RESTRICTED STOCK AWARD HAS BEEN DESIGNED TO AVOID THESE PENALTIES. HOWEVER, BECAUSE THE INTERNAL REVENUE SERVICE HAS NOT YET ISSUED RULES FULLY DEFINING THE EFFECT OF SECTION 409A, IT MAY BE NECESSARY TO REVISE YOUR RESTRICTED STOCK AWARD NOTICE AND AGREEMENT IF YOU ARE TO AVOID THESE PENALTIES. BY ACCEPTING THIS RESTRICTED STOCK AWARD, YOU AGREE TO ACCEPT THOSE REVISIONS, WITHOUT ANY FURTHER CONSIDERATION, EVEN IF THOSE REVISIONS CHANGE THE TERMS OF YOUR RESTRICTED STOCK AWARD AND REDUCE ITS VALUE OR POTENTIAL VALUE.

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                              BOB EVANS FARMS, INC.
                           FIRST AMENDED AND RESTATED
                      1998 STOCK OPTION AND INCENTIVE PLAN
                   RESTRICTED STOCK AWARD NOTICE AND AGREEMENT

Bob Evans Farms, Inc. (the "Company") is pleased to inform you that you have been granted a "Restricted Stock Award." Your Award has been awarded under the Bob Evans Farms, Inc. First Amended and Restated 1998 Stock Option and Incentive Plan (the "Plan"), which, together with this Restricted Stock Award Notice and Agreement ("Agreement"), sets forth the terms and conditions of this Award and is incorporated by reference into this Agreement. A prospectus describing the Plan in more detail has been delivered to you. Copies of the Plan and the prospectus are also available at our Compensation Department. The Plan and the prospectus contain important information and we urge you to review them carefully.

AWARD INFORMATION:

Grantee:
Grant Date:
Number of Shares of
Restricted Stock Awarded:

WHAT IS A RESTRICTED STOCK AWARD?

A Restricted Stock Award is a grant of shares of common stock, par value $0.01, of the Company ("Shares"), but your right to receive the Shares is subject to a risk of forfeiture and other restrictions that will lapse or "vest" upon the occurrence of certain events. We call the Shares subject to this Restricted Stock Award "Restricted Stock." Until the vesting requirements are satisfied, your Restricted Stock will be credited to an account maintained for you by the Company. The Company will deliver unrestricted shares to you within 60 days after the last day of the month in which applicable vesting requirements are satisfied. You will not receive certificates for the Restricted Stock unless and until the vesting requirements are satisfied.

VESTING:

You will satisfy the vesting requirements for your Restricted Stock Award pursuant to the following schedule:

           The Following Number of Shares of
           ---------------------------------
 On            Restricted Stock Will Vest
----           --------------------------
____
____
____

As soon as administratively feasible after each vesting date, you will be issued common shares equal in number to the number of shares of Restricted Stock then vesting.

You also will satisfy the vesting requirements if you retire (as defined in the Plan), die or become disabled (as defined in the Plan) before the dates shown in this table.

If your employment with the Company (and its subsidiaries) ends for any reason (other than retirement, death or disability) before the dates specified in the table above, you will forfeit the unvested portion of the Restricted Stock credited to your account.

EFFECT OF A CHANGE IN CONTROL OF THE COMPANY: This Award will vest immediately and become fully exercisable if, within 36 months after a change in control of the Company, the Plan is terminated and not replaced simultaneously with a similar program providing comparable benefits. A "change in control" is defined in the Plan.

RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK: You may not pledge, transfer, assign, mortgage, sell or otherwise dispose or encumber any of the shares subject to this Restricted Stock Award until they are vested. Additionally, no interest in your Restricted Stock Award may be subject to seizure for the payment of debts, judgments, alimony, or be reached or transferred in the event you become bankrupt or insolvent until those shares vest. Once the vesting requirements are satisfied, the Company does not impose any restrictions on the resale of the Shares issued to you. However, certain restrictions may be imposed by the federal securities laws on the resale of the Shares you acquire under the Plan. See "Section 16 Officers and Affiliates" below.

RIGHTS AS A STOCKHOLDER: During the period in which your Restricted Stock has not vested, you will have all of the rights of a stockholder of the Company with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive cash dividends paid on the Restricted Stock (any dividends paid in Company stock will be held in the escrow account and distributed or forfeited when the shares upon which they were paid are distributed or forfeited). However, you will not be entitled to receive dividends or vote on matters with record dates prior to the Grant Date, or record dates on or after the date you forfeit your Restricted Stock Award.

TAX WITHHOLDING: The Company must withhold federal, state and local taxes in connection with the vesting of your Restricted Stock and the Company has the right to require these payments from you. Unless you pay the Company the amount of these taxes in cash within 90 days of the date your Restricted Stock Award vests, the Company will withhold a number of the Shares of Restricted Stock you would otherwise receive having a "Fair Market Value" equal to the amount of tax withholding liability. The "Fair Market Value" of the Company's Shares, on any given date, is the last reported closing price of the Shares on the NASDAQ National Market System.

TAX CONSEQUENCES: This brief discussion of the federal tax rules that affect your Restricted Stock Award is provided as general information (not as personal tax advice) and is based on the Company's understanding of federal tax laws and regulations in effect as of the date of this Restricted Stock Award.

YOU SHOULD CONSULT WITH A TAX OR FINANCIAL ADVISER TO ENSURE YOU FULLY UNDERSTAND THE TAX RAMIFICATIONS OF YOUR RESTRICTED STOCK AWARD.

You will not be required to pay ordinary income taxes on the value of this Restricted Stock Award when issued. However, you will be required to pay federal, state and local income, wage and employment taxes when the vesting requirements are met. The amount taxed is the full Fair Market Value of the Restricted Stock on the date the vesting requirements are satisfied. The Company must withhold these taxes (see discussion of "Tax Withholding"). When you sell the Shares you acquire through this Restricted Stock Award, the difference between their Fair Market Value when sold and the Fair Market Value on the vesting date will be taxed as a long term capital gain (or loss), if you sell the Shares more than one year after the vesting date, or as a short term capital gain (or loss), if you sell the Shares one year or less after the vesting date.

PLAN CONTROLS: The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the terms of the Plan. In the event of any actual or alleged conflict between the terms of the Plan and terms of this Agreement, the terms of the Plan shall be controlling and determinative.

SECTION 16 OFFICERS AND AFFILIATES: If you are an executive officer of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, you are responsible for ensuring that all the requirements of Section 16 are met, including filing notices of your receipt of this Restricted Stock Award with the Securities and Exchange Commission on a Form 4. Additionally, certain restrictions are imposed by the federal securities laws on the resale of Shares acquired under the Plan by persons deemed to be "affiliates" of the Company. An "affiliate" is a person who possesses the power (direct or indirect) to direct or cause the direction of the Company's management or policies.

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